UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of February 28, 2012, the Board of Directors of Visteon Corporation (the “Company”) amended and restated the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to provide for a majority voting standard in uncontested director elections (except as otherwise required by law or provided in the Bylaws or the Company’s Second Amended and Restated Certificate of Incorporation), instead of the previous plurality voting standard (the “Bylaw Amendment”). Under the new majority voting standard, a director must be elected by the vote of the majority of votes cast, which means that the number of shares voted “for” the nominee’s election must exceed the number of shares voted “against” the nominee’s election. Any incumbent director that fails to receive the required majority vote in an uncontested election will be required to submit an offer of resignation for consideration by the Corporate Governance and Nominating Committee of the Board of Directors, which committee shall recommend to the Board of Directors that it accept that person’s resignation unless a compelling reason exists for concluding that it is in the best interests of the Company for an unsuccessful incumbent to remain as a director. The plurality voting standard will continue to apply to contested director elections pursuant to the Bylaw Amendment. A copy of the Bylaws, as amended and restated, is attached hereto as Exhibit 3.1.

In conjunction with the Bylaw Amendment, the Board of Directors also approved changes to the Company’s Corporate Governance Guidelines (the “Guidelines Amendment”). The Guidelines Amendment makes conforming changes to the guidelines to make them consistent with the voting standards provided for in the Bylaw Amendment.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of the Company, as amended through February 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: March 1, 2012	By:	/s/ Michael K. Sharnas
Michael K. Sharnas
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page

3.1	Third Amended and Restated Bylaws of Visteon Corporation, as amended through February 28, 2012.